UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2007

TEKOIL  & GAS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-52100	34-2035350
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

25025 I-45 North, Suite 525, The Woodlands, Texas 77380
(Address of principal executive offices, including Zip Code)

(281) 364-6950
(Registrant's Telephone Number, including Area Code)

_______________________________________________________________
(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Purchase Agreement with RAB Special Situations (Master) Fund Limited

On December 10, 2007, the Company and RAB Special Situations (Master) Fund Limited (“RAB”) entered into a Purchase Agreement pursuant to which RAB agreed to purchase 3,571,429 shares of the Company’s common stock, $0.000001 par value per share (the “Common Stock”) at $0.28 per share (the “Purchase Price”) for an aggregate purchase price of $1.0 million (the “Purchase Agreement”) and a Warrant to purchase a like amount of Common Stock for the Purchase Price (subject to adjustment) for a period of 5 years (the Common Stock and the Warrant issued under the Purchase Agreement are referred to herein as the “Securities”). A copy of the Purchase Agreement is attached to this report as Exhibit 10.65 and incorporated herein by reference.

In connection with the Purchase Agreement referenced above, the Company and RAB entered into the following related material agreements:

•
Warrant to purchase an additional 3,571,429 shares of Common Stock at an exercise price of $0.28 per share (“Warrant Shares”), dated December 10, 2007, issued to RAB Special Situations (Master) Fund Limited by the Company; and

•	Registration Rights Agreement, dated December 10, 2007, related to certain registration rights of the Common Stock issued to RAB and the Warrant Shares.

Copies of the Warrant and Registration Rights Agreement referenced above are attached to this report as Exhibits 10.66 and 10.67 respectively and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The Company issued 3,571,429 restricted shares of its Common Stock and the restricted Warrant pursuant to the Purchase Agreement, all as described in Item 1.01 hereof.

The total number of shares of Common Stock now outstanding is 50,284,606 shares.

No underwriters took part in the issuance of these unregistered Securities and no commissions were paid. The Company’s issuance of these unregistered Securities occurred in reliance on Section 4(2) of the Securities Act and the safe harbor provided by Rule 506 of Regulation D promulgated under the Securities Act, in that the sales did not involve any public offering. The recipient of these unregistered Securities is an “accredited investor” as defined in Rule 501 of Regulation D, based upon representations made by such purchaser to the Company; and, consequently, the Company was not required to provide such purchaser information of the type described in Rule 502(b)(2) of Regulation D. Neither the Company nor any person acting on its behalf offered or sold these unregistered Securities by any form of general solicitation or general advertising. The recipient of these unregistered Securities represented to the Company (i) that such recipient was acquiring such Securities for the recipient’s own account and not with a view to the sale or distribution thereof, (ii) that such recipient understood that such Securities had not been registered under the Securities Act and, therefore, could not be resold unless they were subsequently registered under the Securities Act or unless an exemption from registration was available; and (iii) that a legend would be placed on the certificates evidencing such Securities stating that the Securities had not been registered under the Securities Act and setting forth the restrictions on transferability and sale of the Securities. The Company’s issuance of these unregistered Securities also occurred in reliance on the additional safe harbor from registration provided by Regulation S under the Securities Act for certain “offshore transactions.”

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2007, the Company appointed Michael Vosbein, the Company’s Vice President of Operations, to its Board of Directors. He shall serve until the next succeeding annual meeting of shareholders and until his successor is elected or qualified. Mr. Vosbein has 37 years of diversified oil and gas exploration and production experience. He is not a director of any other company. Mr. Vosbein is currently the holder of 83,000 shares of Common Stock, previously granted as restricted stock awards. His current employment agreement is attached to this report as Exhibit 10.68.

A copy of the Company’s press release announcing the foregoing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits .

Exhibit 10.65	Purchase Agreement, dated December 10, 2007, between the Company and RAB Special Situations (Master) Fund Limited. (filed herewith)

Exhibit 10.66	Warrant to Purchase Common Stock of the Company, issued to RAB Special Situations (Master) Fund Limited by the Company on December 10, 2007. (filed herewith)

Exhibit 10.67	Registration Rights Agreement, dated as of December 10, 2007, by and between the Company and RAB Special Situations (Master) Fund Limited. (filed herewith)

Exhibit 10.68	Employment Agreement, dated effective May 1, 2007, by and between the Company and Michael Vosbein. (filed herewith)

Exhibit 99.1	Press Release of Tekoil & Gas Corporation, dated December 12, 2007. (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEKOIL & GAS CORPORATION

Date: December 13, 2007	/s/ Gerald Goodman
Gerald Goodman Chief Financial Officer